Exhibit 32.2

CERTIFICATION PURSUANT TO THE SARBANES-OXLEY ACT

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, James FitzGibbons, Controller and Chief Accounting Officer of International Power Group, Ltd. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

6.

This Annual Report on 10-K/A2 of the Company for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the “report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

7.

The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 23, 2007

/s/James W. FitzGibbons
James W. FitzGibbons
(Controller and Chief Accounting Officer) (Principal Financial Officer)